     As filed with the Securities and Exchange Commission on April 28, 1999
                                                        Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             -----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------
                                  MEDQUIST INC.
             (Exact name of registrant as specified in its charter)

                NEW JERSEY                                 22-2531298
     (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                   Identification No.)

               Five Greentree Centre, Suite 311, Marlton, NJ 08053
                                 (609) 596-8877
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                             -----------------------
                                 John M. Suender
              Senior Vice President, General Counsel and Secretary
                                  MedQuist Inc.
                        Five Greentree Centre, Suite 311
                                Marlton, NJ 08053
                                 (609) 596-8877
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             -----------------------

                                 With copies to:

       James D. Epstein, Esq.                       Robert S. Risoleo, Esq.
         Pepper Hamilton LLP                          Sullivan & Cromwell
        3000 Two Logan Square                          125 Broad Street
       Philadelphia, PA 19103                         New York, NY 10004
           (215) 981-4000                               (212) 558-4000

                             -----------------------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /_/

         If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /_/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/
Registration No. 333-75005
--------------------------

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /_/

                             -----------------------

                                               CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                     Proposed maximum aggregate
                                     Amount to be               price          Proposed maximum aggregate          Amount of
Title of shares to be registered      registered              per share              offering price            registration fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value         345,000 shares              $33.625                 $11,600,625                   $3,225
===============================================================================================================================

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This registration statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 by MedQuist Inc. This registration statement relates to the public offering of MedQuist's common stock contemplated by the Registration Statement (No. 333-75005) on Form S-3 (the "Prior Registration Statement"). This registration statement is being filed for the sole purpose of increasing the number of shares being sold in the offering by 345,000 shares, which include a proportionate increase in the underwriters' over-allotment option. The contents of the Prior Registration Statement are hereby incorporated by reference.


Item 16. Exhibits

5.1  Opinion of Pepper Hamilton LLP
23.1 Consent of Arthur Andersen LLP
23.2 Consent of Arthur Andersen LLP
23.3 Consent of Pepper Hamilton LLP (included in Exhibit 5.1)
24.1 Powers of Attorney (Incorporated by reference to Exhibit 24.1 to MedQuist's Registration Statement No. 333-75005 on Form S-3)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlton, State of New Jersey, on April 27, 1999.

                                      MEDQUIST INC.


                                      By:  /s/ David A. Cohen
                                           -----------------------------------
                                           David A. Cohen
                                           Chairman and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on April 27, 1999 in the capacities indicated:

Signatures                             Title

/s/ David A. Cohen
-------------------------------        Chairman and Chief Executive Officer (principal executive
David A. Cohen                         officer)


/s/ John R. Emery
-------------------------------        Senior Vice President, Treasurer and Chief Financial Officer
John R. Emery                          (principal financial officer and principal accounting officer)


John A. Donohoe, Jr. *                 President, Chief Operating Officer and Director
Bruce K. Anderson *                    Director
William T. Carson, Jr. *               Director
John T. Casey  *                       Director
Richard J. Censits *                   Director
James R. Emshoff  *                    Director
Terrence J. Mulligan *                 Director
A. Fred Ruttenberg *                   Director




______________________________         Director
Edward L. Samek

R. Timothy Stack *                     Director
Richard H. Stowe *                     Director
John H. Underwood *                    Director



*  By:  /s/ David A. Cohen
        -----------------------
        David A. Cohen
        Attorney-in-Fact